SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C. 20549

                            FORM 8-K

                         CURRENT REPORT

               Pursuant to Section 13 or 15(d) of
               the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): August 21, 1996



                   Cosmetic Sciences, Inc.
_________________________________________________________
    (Exact name of Registrant as specified in its charter)

                          New York
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            (State or other jurisdiction of incorporation)

          0-9836                       22-2210547
_________________________   ________________________________
  (Commission File Number)  (IRS Employer Identification No.)


One Old Country Road, Suite 335, Carle Place, NY    11514
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 (Address of principal executive offices)           (Zip Code)

175 Fulton Street, Hempstead, New York              11550
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(Former address of principal executive offices)    (Zip Code)


Registrant's telephone number, including area code (516) 248-2273
__________________________________________________________________

Item 1.   Changes in Control of Registrant.

     On August 21, 1996, Arbor Home Healthcare Holding, LLC
("Arbor") exercised the first half of its option to purchase up to 13,000,000 shares of common stock in Cosmetic Sciences, Inc. (the
"Company").

     Arbor exercised its option to purchase 6,500,000 shares for an exercise price of $.10 per share by depositing into escrow $650,000, which funds are to be released to the Company upon the approval of an amendment to the Company's Certificate of Incorporation providing sufficient authorized and unissued common stock to issue the number of shares subject to the option. This approval is expected to occur at the Company's upcoming Annual Meeting, tentatively scheduled for September 25, 1996. The release of the funds is further subject to the requirement that certain representations and warranties made by the Company are true at the time of such intended release.

     The balance of Arbor's option, entitling it to purchase an additional 6,500,000 shares at $.10 per share must be exercised, if at all, by November 1, 1996.

                           SIGNATURES

          Pursuant to the requirements of the Securities Exchange
Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              COSMETIC SCIENCES, INC.

                              By:  /s/ Joseph Heller
                                 ______________________
                                  Joseph Heller,
                                  Vice President



Dated:  August 30, 1996